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                                                               EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (Registration
Nos. 33-80666, 33-50560 and 2-61796) of Bemis Company, Inc. of our report dated January 23, 1995, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 12 of the Annual Report on Form 10-K for the year ended December 31, 1994.





/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Minneapolis, Minnesota
June 27, 1995